Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Small Cap Value Fund, Inc.

We have examined management's assertion about Small
Cap Value  Fund, Inc.'s compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the "Act") as of December 31, 2013included in the accompanying Management Statement
Regarding Compliance with Certain Provisions of the
Investment Company Act of 1940.
Management is responsible for the Company's compliance
 with those requirements.  Our
responsibility is to express an opinion on management's
 assertion about the Company's
compliance based on our examination.

Our examination was made in accordance with standards
 established by the American Institute
of Certified Public Accountants and, accordingly, included
 examining, on a test basis, evidence
about the Company's compliance with those requirements
 and performing such other procedures
as we considered necessary in the circumstance.  Included
 among our procedures were the
following tests performed as of December 31, 2013, and with
 respect to agreement of security
purchases and sales, for the period from January 1, 2013 through December 31, 2013.

*	Confirmation of all securities held by Charles Schwab
 & Co. in book entry form;

*	Reconciliation of all such securities to the books and
 records of the Fund and Charles
Schwab & Co.;

*	Agreement of five security purchases and five security
 sales since January 1, 2013 from
the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.  Our examination
does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Small Cap Value
 Fund, Inc. was in compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 of the
 Investment Company Act of
1940 as of December 31, 2013 with respect to securities
 reflected in the investment account of
the Company is fairly stated, in all material respects.  This report is intended solely for the
information and use of management of Small Cap Value Fund,
 Inc. and the Securities and
Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP



Dallas, Texas
February 14, 2014